THIS BRIDGE WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT OR ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT.



          BRIDGE WARRANT TO PURCHASE COMMON STOCK

                            OF

                 GIANT MOTORSPORTS, INC.

BW - 1
------

     This is to Certify that, FOR VALUE RECEIVED, HSK FUNDING INC. (the "Holder"), is entitled to purchase, subject to the
           ------
provisions of this Warrant, from GIANT MOTORSPORTS, INC., a Nevada corporation (the "Company"), One Hundred Thousand
                         -------
(100,000) shares of common stock, $0.001 par value, of the Company ("Common Stock") at an initial exercise price of $2.25
          ------------
per share at any time or from time to time during the period from April 19, 2004 until April 18, 2009 (the "Exercise Period"),
                                          ---------------
subject to adjustment as set forth herein. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common
 --------------
Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." This
                                          --------------
Warrant was issued in connection with a $500,000 aggregate principal amount bridge loan made to the Company by the Holder.

     A.   EXERCISE OF WARRANT.   This Warrant may be exercised in
          -------------------
whole or in part at any time or from time to time during the Exercise Period; provided, however, that if either such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. This Warrant may be exercised by presentation and surrender hereof to the Company, at its principal office, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. The Exercise Price shall be paid in immediately available funds. As soon as practicable after each such exercise of the Warrant, but not later than ten (10) business days following the receipt of good and available funds, the Company, or its stock transfer agent, shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the

Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

     B.   RESERVATION OF SHARES. The Company shall at all times
          ---------------------
reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

     C.   FRACTIONAL SHARES. No fractional shares or script
          -----------------
representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

          (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or market; or

          (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the Nasdaq SmallCap Market, the current market value shall be the average of the closing bid and asked prices for such day on such market and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported by the NASD Electronic Bulletin Board on the last business day prior to the date of the exercise of this Warrant; or

          (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

     D.   EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This
          -------------------------------------------------
Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, and provided such transfer complies with applicable securities laws for which the Company may, in its reasonable discretion, require the Holder to obtain a legal opinion from reasonably acceptable legal counsel, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee(s) named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes
                                -------
any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     E.   RIGHTS OF THE HOLDER. The Holder shall not, by virtue
          --------------------
hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

     F.   ANTI-DILUTION PROVISIONS. The Exercise Price in effect at
          ------------------------
any time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

          (1) In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock or other securities which are convertible into Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise
Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action.
Such adjustment shall be made successively whenever any event listed above shall occur.

          (2) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (1) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

          (3) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this Subsection (3) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section F shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         (4) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly but no later than ten (10) days after any such adjustment, cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of this Warrant, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holder at their last addresses appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any.

          (5) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to (3), inclusive above.

          (6) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

     G.   OFFICER'S CERTIFICATE. Whenever the Exercise Price shall
          ---------------------
be adjusted as required by the provisions of the foregoing section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by any Holder of a Warrant executed and delivered pursuant to Section D hereof, and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to any such Holder.

     H.   NOTICES TO HOLDER. So long as this Warrant shall be
          -----------------
outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or
(iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen (15) days prior the date specified in (x) or
(y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which
(x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

     I.   RECLASSIFICATION, REORGANIZATION OR MERGER. In case of
          ------------------------------------------
any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section I shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section F hereof.

     J.   REGISTRATION RIGHTS.
          -------------------

          (1) If the Company shall at any time or from time to time following the date hereof, determine to proceed with the preparation and filing of a registration statement under the Securities Act of 1933, as amended (the "Act") in connection with
                                         ---
the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, Form S-8 or other limited purpose form), then each time the Company prepares such a registration statement the Company will give written notice of its determination no later than twenty (20) days prior to the date of the initial filing of such registration statement to the Holder(s). Upon the written request from the Holder(s), the Company will cause all Warrant Shares to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Warrant Shares to be so registered; provided that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any registration pursuant to this Section J(1) shall be underwritten in whole or in part, the Company may require that the Warrant Shares requested for inclusion by the Holders be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

          (2) In the event that any registration described in Section J(1) hereof shall be an underwritten offering, and the managing underwriter for such registration advises the Company in writing that, in its opinion, the number of securities of the Company (including without limitation, the Warrant Shares requested to be included in such registration by the Holders thereof (the

"Registrable Securities") exceeds the number of securities of
 ----------------------
the Company (the "Sale Number") which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include (a) first, all securities of the Company that the Company proposes to register for its own account, and (b) second, to the extent that the number of securities of the Company to be included by the Company is less than the Sale Number, a number of the Registrable Securities equal to the number derived by multiplying (i) the difference between the Sale Number and the securities proposed to be sold by the Company, and (ii) a fraction the numerator of which is the number of Registrable Securities originally requested to be registered by the Holders, and the denominator of which shall be the aggregate number of all securities requested to be registered by all holders of the Company's securities (other than securities being registered by the Company itself)..

     K.   JURISDICTION; ETC. This Warrant shall be governed by and
          -----------------
construed in accordance exclusively with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The Company hereby agrees that any suit or proceeding arising directly and/or indirectly pursuant to or under this Warrant or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the State of New York. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

                              GIANT MOTORSPORTS, INC.


                              By:
                                 --------------------------------
                                   Name:  Gregory A. Haehn
                                   Title:    President

                       PURCHASE FORM
                       -------------


     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ____ shares of Common
Stock and hereby makes payment of ______________ in payment of the actual exercise price thereof.



           INSTRUCTIONS FOR REGISTRATION OF STOCK
           --------------------------------------


Name:___________________________________________________________
                        (Please print)

Signature:______________________________________________________


Address:________________________________________________________

                       ASSIGNMENT FORM
                       ---------------

FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers unto

Name:___________________________________________________________
                        (Please print)

Signature:______________________________________________________


Address:________________________________________________________


     The right to purchase Common Stock represented by this Warrant to the extent of ________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ___________________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


Dated:____________________    __________________________________
                              Signature